Exhibit 99.m(11)

Amendment No. 1 to Plans of Distribution Pursuant to Rule 12b-1THIS AMENDMENT is made as of May 1, 2024 by each of the series listed on Annex A hereto (each, a “Fund” and, collectively, the “Funds”) of Credit Suisse Commodity Strategy Funds, Credit Suisse Opportunity Funds and Credit Suisse Trust (each, a “Trust” and collectively, the “Trusts”), each an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”). WHEREAS, each Fund has adopted one or more plans of distribution pursuant to Rule 12b-1 under the 1940 Act (each, a “Plan”) to assist in the distribution of Class A shares, Class C shares and/or Class 1 shares, as applicable, of the Fund; and WHEREAS, effective May 1, 2024, each Trust, on behalf of its respective Funds, and UBS Asset Management (US) Inc. (“UBS AM (US)”) entered into a Distribution Agreement pursuant to which UBS AM (US) serves as the distributor of the Class A shares, Class C shares and/or Class 1 shares, as applicable, of each Fund; and WHEREAS, each Trust’s Board of Trustees has approved an amendment to the respective Funds’ Plan(s) to reflect UBS AM (US) as the principal underwriter and distributor of the Class A shares, Class C shares and/or Class 1 shares, as applicable, of such Funds. NOW, THEREFORE, each Plan is hereby amended, as applicable, as follows: 1. The second sentence of the first paragraph of the Plan of each Fund, other than the Commodity Return Strategy Portfolio, relating to Class A shares of the Fund is hereby revised to read as follows: “The Trust intends to employ UBS Asset Management (US) Inc. and/or others as the principal underwriter and distributor (the “Distributor”) of the Class A shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of Class A shares of the Fund.” 2. The second sentence of the first paragraph of the Plan of each Fund, other than the Credit Suisse Multialternative Strategy Fund and the Commodity Return Strategy Portfolio, relating to Class C shares of the Fund is hereby revised to read as follows: “The Trust intends to employ UBS Asset Management (US) Inc. and/or others as the principal underwriter and distributor (the “Distributor”) of the Class C shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of Class C shares of the Fund.” 3. The second sentence of the first paragraph of the Commodity Return Strategy Portfolio’s Plan relating to Class 1 shares of the Fund is hereby revised to read as follows: “The Portfolio intends to employ UBS Asset Management (US) Inc. and/or others as the principal underwriter and distributor (the “Distributor”) of the Class 1 shares of the Portfolio (the “12b-1 Class”) pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of the 12b-1 Class shares of the Portfolio to various insurance companies (each an “Insurer”) for allocation to certain of their separate accounts (“Accounts”) and to various plan sponsors and record-keepers (“Record-keepers”; together with Insurers, “Service Organizations”) of employee benefit plans (“Plans”).”

- 2 - Annex A Credit Suisse Commodity Strategy Funds Credit Suisse Commodity Return Strategy Fund Credit Suisse Opportunity Funds Credit Suisse Floating Rate High Income Fund Credit Suisse Strategic Income Fund Credit Suisse Managed Futures Strategy Fund Credit Suisse Multialternative Strategy Fund Credit Suisse Trust Commodity Return Strategy Portfolio